EXHIBIT 107
Calculation of Filing Fee Tables
Suburban Propane Partners, L.P.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities
Form
S-3
(Form Type)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common Units representing limited partnership interests	457(o)	(1)	(2)	$100,000,000	0.00015310	$15,310.00

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts					$100,000,000.00		$15,310.00

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$15,310.00

(1)
The amount to be registered consists of up to $100,000,000 of an indeterminate number of common units representing limited partner interests (the “Common units”) in Suburban Propane Partners, L.P. (the “Registrant”), as may be sold from time to time by the Registrant. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act, based on an estimate of the proposed maximum offering price. The proposed maximum aggregate offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form
S-3
under the Securities Act.